JEFFERIES FINANCIAL GROUP INC.	Exhibit 21
Subsidiaries as of November 30, 2021
State/Country
Name	of Incorporation

Alumni Forest Products, LLC	Georgia
Baldwin Enterprise, LLC	Colorado
BEI Arch Holdings, LLC	Delaware
BEI Italia Wireless LLC	Delaware
BEI-Longhorn, LLC	Delaware
Chardaho, LLC	Delaware
Foursight Capital LLC	Utah
Foursight Holding LLC	Delaware
Foursight Receivables LLC	Delaware
HomeFed LLC	Delaware
HomeFed Village III, LLC	Delaware
Idaho Timber Holding LLC	Delaware
Idaho Timber of Boise, LLC	Idaho
Idaho Timber of Carthage, LLC	Idaho
Idaho Timber of Coushatta, LLC	Delaware
Idaho Timber of North Carolina, LLC	Idaho
Idaho Timber of Texas, LLC	Idaho
Jefferies Asia Holdings I PTE. LTD.	Singapore
Jefferies Asia Holdings II PTE. LTD.	Singapore
Jefferies Asset Management Holdings LLC	Delaware
Jefferies Financial Services, Inc.	Delaware
Jefferies Funding LLC	Delaware
Jefferies GmbH	Germany
Jefferies Group LLC	Delaware
Jefferies Holdings I Limited	Cayman Islands
Jefferies Holdings II Limited	Cayman Islands
Jefferies Hong Kong Limited	Hong Kong
Jefferies International Finance Corporation	Delaware
Jefferies International Limited	England and Wales
Jefferies Leveraged Credit Products, LLC	Delaware
Jefferies LLC	Delaware
Jefferies Research Services LLC	Delaware
Jefferies Strategic Investments, LLC	Delaware
Jefferies Structured Credit LLC	Delaware
JFG Funding, LLC	Delaware
JTOP Investments LLC	Delaware
JUPS	Delaware
LAM Holding LLC	Delaware
Leucadia Asset Management LLC	Delaware
LUK Servicing, LLC	Delaware
LUK-FX Holdings, LLC	Delaware
M Science Holdings LLC	Delaware
M Science LLC	Delaware
Phlcorp Holding LLC	Pennsylvania
SR Warehouse LLC	Delaware
Station Place Securitization Trust, Series 2021-11	Delaware
Station Place Securitization Trust 2021-WL1	Delaware
Station Place Securitization Trust 2021-WL2	Delaware
Station Place Securitization Trust, Series 2021-4	Delaware
Station Place Securitization Trust, Series 2021-8	Delaware
Station Place Securitization Trust, Series 2021-CL2	Delaware
Versito International S.A.	Luxembourg
Vitesse Energy Finance LLC	Delaware
Vitesse Energy, LLC	Delaware
Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of November 30, 2021.